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                                                                     Exhibit 5.1

August 22, 2006

DTE Energy Company
2000 2nd Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") filed by DTE Energy Company, a Michigan corporation (the "Company"), and DTE Energy Trust III, a Delaware statutory trust (the"DTE Energy Trust"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), (i)(a) shares of common stock, without par value (the "Common Stock"), of the Company, (b) debt securities (the "Debt Securities") of the Company, which may be convertible into shares of Common Stock or exchangeable into other securities, and (c) preferred securities of the DTE Energy Trust (the "Preferred Securities") and (ii) the guarantees (the "Guarantees") of the Company with respect to the Preferred Securities.

The Debt Securities will be issued under an Amended and Restated Indenture dated as of April 9, 2001, as amended, supplemented or modified from time to time, between the Company and BNY Midwest Trust Company, as successor trustee (the "Indenture").

I, as Associate General Counsel of the Company, in conjunction with the members of the Legal Department of the Company, have examined such certificates, instruments and documents (collectively, the "Documents") and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed without independent verification that (i) all signatures are genuine, (ii) all Documents submitted to me as originals are authentic, (iii) all Documents submitted to me as copies conform to the originals of such Documents, and (iv) all Documents were duly authorized, executed and delivered by all parties and are valid, binding and enforceable (other than the authorization, execution and delivery of Documents by the Company and the validity, binding effect and enforceability thereof upon the Company). My review has been limited to examining the Documents and applicable law.

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DTE Energy Company
August 22, 2006
Page 2


I note that the laws of the State of Delaware govern the issuance of the Preferred Securities. Richards, Layton & Finger, P.A. will opine upon any matters relating to Delaware law.

Based on the foregoing examination and review, it is my opinion that:

     1. The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Michigan.

     2. The issuance of shares of Common Stock has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when such shares of Common Stock shall have been duly issued and delivered by the Company against payment of the consideration therefor and in accordance with such corporate action, such Common Stock will be validly issued, fully paid and non-assessable.

     3. The issuance of Debt Securities has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable supplemental indenture, supplementing the Indenture, pursuant to which the Debt Securities are to be issued shall have been duly executed and delivered, and (iii) the Debt Securities are authenticated by the applicable trustee in accordance with the Indenture and delivered against payment therefor, the Debt Securities will be validly issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors' rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity).

     4. The issuance of the Guarantees has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when the Guarantees shall have been duly executed and delivered by the parties thereto, the Guarantees will be valid and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors' rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity).

I am licensed to practice law in the State of Michigan. Richards, Layton & Finger, P.A. may rely on this opinion as to matters of Michigan law in rendering its opinion on or about the date hereof in connection with the Registration Statement.

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DTE Energy Company
August 22, 2006
Page 3


I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus of the Company and the DTE Energy Trust which is a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. I do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to my attention.

Very truly yours,


/s/ Thomas A. Hughes
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Thomas A. Hughes
Associate General Counsel

TAH/JXH